EXECUTION VERSION

LIMITED GUARANTEE

LIMITED GUARANTEE, dated as of June 28, 2012 (this “Limited Guarantee”), by Mr. Li Fu (“Mr. Fu”), Abax Lotus Ltd. and AGC Asia 6 Ltd. (together, “Abax” and, collectively with Mr. Fu, the “Guarantors” and each, a “Guarantor”), in favor of Fushi Copperweld, Inc., a Nevada corporation (the “Guaranteed Party”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement (as defined below).

1.          LIMITED GUARANTEE. To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) by and among Green Dynasty Limited, a Cayman Islands exempted company (“Parent”), Green Dynasty Acquisition, Inc., a Nevada corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), Green Dynasty Holdings Limited, a Cayman Islands exempted company (“Holdco”), and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party (the “Merger”), each of the Guarantors, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, severally but not jointly nor jointly and severally, as a primary obligor and not merely as a surety, the due and punctual performance and discharge as and when due of its percentage, as set forth opposite its name on Exhibit A hereto (each such Guarantor’s “Guaranteed Percentage”), of (a) the payment obligations of Parent with respect to the Parent Termination Fee payable by Parent pursuant to Section 8.5(c) of the Merger Agreement (subject to the terms and limitations of Section 8.5(d) of the Merger Agreement) (the “Parent Fee Obligations”) and (b) the obligations of Parent, Merger Sub and Holdco pursuant to the first sentence of Section 8.5(d) and Section 6.13(c) of the Merger Agreement (collectively the “Expense Obligations” and, together with the Parent Fee Obligations, the “Guaranteed Obligations”); provided that in no event shall a Guarantor’s aggregate liability under this Limited Guarantee exceed such Guarantor’s Guaranteed Percentage of an amount equal to (a) the Guaranteed Obligations minus (b) any portion of the Guaranteed Obligations actually paid by Parent, Merger Sub or Holdco to the Guaranteed Party (such limitation on the aggregate liability of each Guarantor for its Guaranteed Obligations being herein referred to as such Guarantor’s “Cap”, subject to adjustment under the last sentence of Section 2 of this Limited Guarantee), it being understood that this Limited Guarantee may not be enforced without giving effect to each Guarantor’s Cap (and the provisions of Section 8 and Section 9 of this Limited Guarantee). All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Each of the Guarantors promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind (other than defenses to the payment of the Guaranteed Obligations that are expressly available to Parent, Merger Sub or Holdco under the Merger Agreement or that are expressly available hereunder).

If Parent, Merger Sub or Holdco fails to discharge their Guaranteed Obligations as and when due, then the Guarantors’ liabilities to the Guaranteed Party hereunder in respect of such Guaranteed Obligations shall, at the Guaranteed Party’s option, become immediately due and payable and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, and so long as Parent, Merger Sub or Holdco remains in breach of its Guaranteed Obligations, take any and all actions available hereunder or under applicable Law to collect the Guaranteed Obligations from the Guarantors subject to each Guarantor’s Cap.

The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guarantee were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Limited Guarantee and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. Each Guarantor further agrees that it will not oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (x) the Guaranteed Party has an adequate remedy at law or (y) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or equity (collectively, the “Prohibited Defenses”).

2.          CHANGES IN GUARANTEED OBLIGATION, CERTAIN WAIVERS.  Each Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantors, extend the time of payment discharge of any of the Guaranteed Obligations, and may also make any agreement with Parent, Merger Sub or Holdco, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party, Parent, Merger Sub or Holdco without in any way impairing or affecting each Guarantor’s obligations under this Limited Guarantee. Each Guarantor agrees that the obligation of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or Holdco, or any other Person now or hereafter liable with respect to any of the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment to or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (c) the addition, substitution or release of any Person now or hereafter liable with respect to any of the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub, Holdco or any other Person now or hereafter liable with respect to any of the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub, Holdco or any other Person now or hereafter liable with respect to any of the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement or the assets of any such Person; (f) the existence of any claim, set-off or other right which such Guarantor may have at any time against Parent, Merger Sub, Holdco or the Guaranteed Party or any of their respective affiliates, whether in connection with the Guaranteed Obligation or otherwise (other than defenses to the payment of the Guaranteed Obligation that are expressly available to Parent, Merger Sub or Holdco under the Merger Agreement or that are expressly available hereunder); or (g) the adequacy of any other means the Guaranteed Party may have of obtaining payment or discharge of any of the Guaranteed Obligations.

2

To the fullest extent permitted by applicable law, each Guarantor hereby irrevocably and expressly waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by the Guaranteed Party.

Each Guarantor hereby irrevocably and expressly waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred, notices of the creation, renewal, extension or accrual of any of the Guaranteed Obligations, notice of or proof of reliance by the Guaranteed Party upon this Limited Guaranteed and all other notices of any kind (other than notices expressly required to be provided to Parent, Merger Sub or Holdco pursuant to the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or Holdco or any other Person now or hereafter liable with respect to any of the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, including, without limitation, any event, condition or circumstance that might be construed to constitute, an equitable or legal discharge of such Guarantor’s obligations hereunder (other than defenses to the payment of the Guaranteed Obligation (x) that are expressly available to Parent, Merger Sub or Holdco under the Merger Agreement or (y) in respect of a breach by the Guaranteed Party of this Limited Guarantee). Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its controlled affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against (i) the Guarantors, and (ii) any of the former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners of the Guarantors, (iii) any former, current or future equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, or agent of any of the person listed in clause (ii), or (iv) any former, current or future director, officer, employee or agent of Holdco, Parent or Merger Sub, but, in each of clauses (ii), (iii) and (iv) not including Holdco, Parent or Merger Sub (those persons and entities described in clause (ii), (iii) and (iv) each being referred to as, a “Non-Recourse Party”, provided that, for the avoidance of doubt, the term “Non-Recourse Party” shall not include any of the Guarantors, Holdco, Merger Sub, Parent, and any other subsidiary of Holdco), except for claims (i) against the Guarantors and their respective successors and assigns under this Limited Guarantee pursuant to the terms hereof, (ii) against Guarantors and their respective successors and assigns under the Equity Financing Commitments pursuant to the terms thereof, (iii) for the avoidance of doubt, against Parent, Merger Sub and Holdco and their respective successors and assigns under the Merger Agreement pursuant to the terms thereof, and (iv) under the Confidentiality Agreements against the parties thereto in accordance with and subject to the terms and conditions thereof ((i), (ii), (iii) and (iv) collectively, the “Retained Claims”). Notwithstanding anything in this Limited Guarantee to the contrary, if any Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of such Guarantor’s remaining net assets plus uncalled capital is less than an amount equal to such Guarantor’s Cap, the Guaranteed Party may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any applicable law, against such continuing or surviving entity or such Person, as the case may be, but only to the extent of the liability of such Guarantor hereunder.

3

Each Guarantor hereby covenants and agrees that it will not institute any proceeding asserting or assert as a defense in any proceeding, and will cause its respective affiliates not to institute any proceeding asserting or assert as a defense in any proceeding with respect to the enforcement of this Limited Guarantee, (i) the Prohibited Defenses or (ii) that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms.

Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that to the extent Parent, Merger Sub and Holdco are relieved of any of their payment obligations under the Merger Agreement, each Guarantor shall be similarly relieved of its corresponding obligations under this Limited Guarantee.

3.          NO WAIVER; CUMULATIVE RIGHTS.  No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder.  Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.  The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Parent, Merger Sub, Holdco or any other Person liable for the Guaranteed Obligations prior to proceeding against the Guarantors hereunder.

Each Guarantor hereby unconditionally and irrevocably waives and agrees not to exercise any rights that it may now have or hereafter acquire against Parent, Merger Sub, Holdco or any affiliates thereof that arise from the existence, payment, performance, or enforcement of such Guarantor’s obligation up to its Cap under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent, Merger Sub, Holdco or any affiliates thereof, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent, Merger Sub, Holdco or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until such Guarantor’s portion of the Guaranteed Obligations up to its Cap shall have been paid in full in cash and performed in full. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the performance and payment in full in cash by such Guarantor of its portion of the Guaranteed Obligations up to its Cap (including in the event that any payment by a Guarantor to the Guaranteed Party in respect of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason), such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for the Guaranteed Obligations or other amounts payable under this Limited Guarantee thereafter arising.

4

The Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guarantee, and all negotiations between Parent, Merger Sub, Holdco or the Guarantors, on the one hand, and the Guaranteed Party, on the other, of the terms of the Merger Agreement, and the transactions contemplated by the Merger Agreement, shall, in each case, likewise be conclusively presumed to have been had or consummated, as the case may be, in reliance upon this Limited Guarantee.

If any payment to the Guaranteed Party in respect of any Guaranteed Obligations hereunder is rescinded or must otherwise be returned for any reason whatsoever, each Guarantor shall remain liable hereunder with respect to such Guarantor’s portion of the Guaranteed Obligations up to its Cap as if such payment had not been made so long as this Limited Guarantee has not been terminated.

4.          [Reserved].

5.          REPRESENTATIONS AND WARRANTIES. Each Guarantor (other than, in the case of the representations and warranties contained in Section 5(a)(ii)(B)(1), Mr. Fu) hereby represents and warrants that:

(a)     the execution, delivery and performance of this Limited Guarantee (i) have been duly authorized by all necessary action on the part of such Guarantor and (ii) do not (A) other than breaches, violations, defaults, losses, rights or liens that would not prevent or delay the Guarantor’s performance of this Limited Guarantee, result in any breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of any Contract to which such Guarantor or any subsidiaries of such Guarantor is a party or result in the creation of any lien upon any of such Guarantor’s properties, assets or rights, or (B) conflict with or result in any violation of or contravene (1) any provision of such Guarantor’s charter, partnership agreement, operating agreement or similar organizational documents or (2) any law, regulation, rule, decree, order, judgment or contractual restriction binding on such Guarantor or any of its property or assets;

(b)     all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity or other Person necessary for the due execution, delivery and performance of this Limited Guarantee by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or other Person is required in connection with the execution, delivery or performance of this Limited Guarantee;

5

(c)     this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor and is enforceable against such Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d) such Guarantor (i) is solvent and shall not be rendered insolvent as a result of its execution and delivery of this Limited Guarantee or the performance of its obligations hereunder; (ii) has the financial capacity to pay and perform its obligations under this Limited Guarantee, and (iii) all funds necessary for such Guarantor to fulfill its obligations (subject to its Cap) under this Limited Guarantee shall be available to such Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 hereof.

6.           NO ASSIGNMENT.  Neither the Guarantors nor the Guaranteed Party may assign or delegate their respective rights, interests or obligations hereunder to any other Person (including, without limitation, by operation of law) without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantors) or the Guarantors (in the case of an assignment by the Guaranteed Party); except that if a portion of a Guarantor’s commitment under the Equity Financing Commitments is assigned in accordance with the terms thereof, then a corresponding portion of its obligations hereunder may be assigned to the same assignee without consent of, or notice to, the Guaranteed Party, provided that notwithstanding such assignment, such Guarantor shall not be released from any liability or obligations hereunder.

7.           NOTICES.  All notices, requests, claims, demands, waivers and other communications required or permitted to be given under this Limited Guarantee shall be given in the manner specified in the Merger Agreement (and shall be deemed given as specified therein) as follows:

If to Mr. Fu, to:

c/o Fushi Copperweld, Inc.

TYG Center Tower B, Suite 2601

Dongsanhuan Bei Lu, Bing 2

Beijing, 100027, PRC

Facsimile: +86 10 8447 8292

E-mail: cwang@fushicopperweld.com

Attention: Li Fu

with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom

30th Floor, China World Office 2

1 Jianguomenwai Avenue

Beijing 100004, PRC

Facsimile: +86 10 6535 5577

E-mail: Michael.Gisser@skadden.com

Peter.Huang@skadden.com

Attention: Michael V. Gisser, Esq.

Peter X. Huang, Esq.

6

If to Abax, to:

c/o Abax Global Capital (Hong Kong) Limited

Suite 6708, 67/F, Two International Finance Center

8 Finance Street

Central, Hong Kong

Facsimile: +852 3602 1700

E-mail: donald.yang@abaxcap.com

Attention: Donald Yang

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges
29/F, Alexandra House
18 Chater Road

Central, Hong Kong
Facsimile: +852 3015 9354

E-mail: akiko.mikumo@weil.com
Attention: Akiko Mikumo

If to the Guaranteed Party, as provided in the Merger Agreement.

8.           CONTINUING GUARANTEE.  Unless terminated pursuant to this Section 8, this Limited Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns, and inure to the benefit of the Guaranteed Party and the Non-Recourse Parties, until such Guarantor’s portion of the Guaranteed Obligations up to its Cap (as such Guaranteed Obligations may be modified pursuant to the terms hereof) is satisfied in full. Notwithstanding the foregoing, this Limited Guarantee shall terminate, other than Section 6 through Section 13, all of which shall survive the termination of this Limited Guarantee, and the Guarantors shall have no further obligation under this Limited Guarantee as of the earliest of (a) the Effective Time, (b) the payment in full of the Guaranteed Obligations (subject to each Guarantor’s Cap), and (c) six (6) months after the termination of the Merger Agreement in accordance with its terms if, in the case of clause (c), the Guaranteed Party has not presented a bona fide claim for payment of any Guaranteed Obligation to Parent or Guarantor by such date (it being understood that if the Guaranteed Party has presented such a bona fide claim by such date, this Limited Guarantee shall terminate upon the final resolution of such claim and, if applicable, the payment in full of the Guaranteed Obligations). In the event that the Guaranteed Party or any of its subsidiaries or affiliates institutes any suit, action or proceeding or makes any claim (A) asserting that the provisions of Section 1 of this Limited Guarantee limiting the liability of a Guarantor’s monetary obligation to the Cap are illegal, invalid or unenforceable in whole or in part or that any of the Guarantors is liable in excess of or to a greater extent than its Cap (except for liabilities under the Equity Financing Commitments or the Confidentiality Agreements, in each case in accordance with and subject to the terms and conditions thereof), (B) against any Guarantor or Non-Recourse Party asserting that any of the provisions of this Limited Guarantee are illegal, invalid or unenforceable in whole or in part or that any of the Guarantors is liable in excess of or to a greater extent than its Cap (except for liabilities under the Equity Financing Commitments or the Confidentiality Agreements, in each case in accordance with and subject to the terms and conditions thereof) or (C) against any Non-Recourse Party arising under, or in connection with, the Equity Financing Commitments, the Merger Agreement or any other document or agreement entered into in connection with the Merger Agreement or any transactions contemplated thereby (other than the Retained Claims), then (1) the obligations of all the Guarantors under this Limited Guarantee shall terminate ab initio and be null and void, (2) if any of the Guarantors has previously made any payments under this Limited Guarantee, it shall be entitled to recover such payments from the Guaranteed Party, and (3) neither the Guarantors nor any Non-Recourse Party shall have any liability to the Guaranteed Party or any of its affiliates or any other person in any way with respect to the transactions contemplated by the Merger Agreement, the Equity Financing Commitments or under this Limited Guarantee or any other agreement or instrument delivered in connection with the Merger Agreement, the Equity Financing Commitments or this Limited Guarantee (provided, for the avoidance of doubt, that this paragraph shall not affect the Guaranteed Party’s ability to bring claims as contemplated by clauses (iii) and (iv) of the definition of “Retained Claims”).

7

9.          NO RECOURSE.  (a) Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any of the Guarantors may be a partnership or limited liability company, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party acknowledges and agrees that no Person other than the Guarantors (and their respective permitted successors and assigns under this Limited Guarantee pursuant to the terms hereof) has any obligation under this Limited Guarantee and each Guarantor shall have no obligations under or in connection with this Limited Guarantee except as expressly provided by this Limited Guarantee and subject in each case to such Guarantor’s Cap, or for any claim based on, in respect of, or by reason of, such obligation or its creation, against, and no personal liability shall attach to, any Non-Recourse Party, through Parent, Merger Sub, Holdco or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Guaranteed Party against any Non-Recourse Party (including any claim to enforce the Equity Financing Commitments), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except for any Retained Claims. The Guaranteed Party acknowledges and agrees that Parent, Merger Sub and Holdco have no assets other than certain contract rights, including the rights of each under the Merger Agreement and the Financing Commitments, and cash in a de minimis amount and that no additional funds are expected to be contributed to Parent, Merger Sub or Holdco unless the Closing occurs. Recourse against the Guarantors pursuant to this Limited Guarantee shall be the sole and exclusive remedy of the Guaranteed Party and all of its affiliates against the Guarantors or any Non-Recourse Party in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Equity Financing Commitments or the transactions contemplated thereby, except for any Retained Claims.

(b)          Other than the Non-Recourse Parties who may rely on and enforce the provisions of this Limited Guarantee, nothing set forth in this Limited Guarantee shall confer or give or shall be construed to confer or give to any Person other than the Guaranteed Party (including any Person acting in a representative capacity) any rights or remedies against any Person, including the Guarantors, except as expressly set forth herein.

8

10.         NATURE OF GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligation in the event that Parent, Merger Sub or Holdco becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors’ obligation hereunder. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, each Guarantor shall remain liable hereunder with respect to such Guarantor’s portion of the Guaranteed Obligations up to its Cap as if such payment had not been made. This Limited Guarantee is an unconditional guarantee of payment and not of collection, and the Guaranteed Party shall not be required to initiate any legal proceedings against Parent, Merger Sub or Holdco before proceeding against the Guarantors hereunder.

11.         GOVERNING LAW; JURISDICTION.  This Limited Guarantee and all disputes or controversies arising out of or relating to this Limited Guarantee or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Limited Guarantee brought by any party or its affiliates against any other party or its affiliates shall be brought and determined in the courts of the State of Nevada located in Clark County, Nevada or the federal courts of the United States of America located in Nevada. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Limited Guarantee and the transactions contemplated hereby. Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Limited Guarantee or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Nevada as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Limited Guarantee, or the subject matter hereof, may not be enforced in or by such courts.

12.         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE OR THE ACTIONS OF EACH OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

9

13.       COUNTERPARTS.  This Limited Guarantee may be executed and delivered by facsimile or other electronic transmission and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

14.       MISCELLANEOUS.

(a)     This Limited Guarantee contains the entire agreement between the parties relative to the subject matter hereof. No modification or waiver of any provision hereof shall be enforceable unless agreed to by the Guaranteed Party and the Guarantors in writing.

(b)     Any provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to each Guarantor’s Cap and to the provisions of Section 8 and Section 9 hereof.

(c)     The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guarantee.

(d)     All parties acknowledge that each party and its counsel have reviewed this Limited Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guarantee.

[Remainder of Page Intentionally Left Blank.]

10

IN WITNESS WHEREOF, the Guarantors have caused this Limited Guarantee to be executed and delivered as of the date first written above by their respective representatives thereunto duly authorized.

MR. LI FU

/s/ Li Fu

ABAX LOTUS LTD.

By:	/s/ Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

AGC ASIA 6 LTD.

By:	/s/ Xiang Dong Yang
Name: Xiang Dong Yang
Title: Director

[SIGNATURE PAGE TO LIMITED GUARANTEE]

IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

FUSHI COPPERWELD, INC.

By:	/s/ Craig H. Studwell
Name: Craig H. Studwell
Title: Chief Financial Officer

[SIGNATURE PAGE TO LIMITED GUARANTEE]

Exhibit A

Each Guarantor’s Cap

Guarantor	Guaranteed Percentage

Mr. Li Fu	82.4%

Abax Lotus Ltd.	1.1%

AGC Asia 6 Ltd.	16.5%

13